JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock of HALLADOR PETROLEUM COMPANY and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.
Date: December 20, 2007
     YORKTOWN ENERGY PARTNERS VII, L.P.
Dated: December 20, 2007

YORKTOWN ENERGY PARTNERS VII, L.P.

By:	Yorktown VII Company LP, Its General Partner

By:	Yorktown VII Associates LLC, Its General Partner

By:	/s/ Bryan H. Lawrence

	Name:	Bryan H. Lawrence

	Title:	Managing Member

YORKTOWN VII COMPANY LP

By:	Yorktown VII Associates LLC, Its General Partner

By:	/s/ Bryan H. Lawrence

	Name:	Bryan H. Lawrence

	Title:	Managing Member

YORKTOWN VII ASSOCIATES LLC

By:	/s/ Bryan H. Lawrence

	Name:	Bryan H. Lawrence

	Title:	Managing Member